SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMÉRICA MÓVIL, S.A.B. DE C.V.
(Exact name of registrant as specified in its charter)

UNITED MEXICAN STATES
(State of incorporation or organization)

NOT APPLICABLE
(I.R.S. Employer Identification No.)

Lago Zurich 245
Plaza Carso / Edificio
Telcel, Piso 16
Colonia Ampliación
Granada, Alcaldía Miguel
Hidalgo,11529 México City,
México
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.000% Senior Notes due 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.           ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.           ☐

Securities Act registration statement file numbers to which this form relates: 333-287731

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 6 through 17 of the Prospectus dated June 2, 2025, included in the Registration Statement on Form F-3 of América Móvil, S.A.B. de C.V. (the “Company”) (Registration No. 333- 287731), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-7 and S-11 through S-14, respectively, of the related Prospectus Supplement, dated June 16, 2025.

Item 2.	Exhibits.

Reference is made to the Exhibits Index included herewith which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

AMÉRICA MÓVIL, S.A.B. DE C.V.
(Registrant)

By:	/s/ Carlos José García Moreno Elizondo
Name: Carlos José García Moreno Elizondo
Title: Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
Name: Alejandro Cantú Jiménez
Title: General Counsel

Date: June 20, 2025

EXHIBITS INDEX

Exhibit No.	Description

99.1	Prospectus, dated June 2, 2025, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on June 3, 2025 (Registration No. 333-287731).

99.2	Prospectus Supplement, dated June 16, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on June 17, 2025.

99.3
Indenture, dated October 1, 2018, among the Company, Citibank, N.A., as trustee, registrar, and transfer agent and Citibank, N.A., London Branch, as paying agent, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company on October 1, 2018 (Registration No. 333-227649).

99.4
Ninth Supplemental Indenture, dated as of June 20, 2025, among the Company, Citibank, N.A., as trustee, registrar, and transfer agent and Citibank, N.A., London Branch, as paying and authentication agent, relating to the 5.000% Senior Notes due 2033, including the form of global note, incorporated by reference to Exhibit 4.1 of the report on Form 6-K furnished to the SEC by the Company on June 20, 2025.